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                                                                   Exhibit 10.41

January 15, 1999

To: Venture Seismic Ltd.
3110 - 80th Avenue S.E.,
Calgary, Alberta T2C 1J3

Brian Kozun, CEO Venture Seismic Ltd.
Board of Directors, Venture Seismic Ltd.

Please accept this letter as my formal notification to resign as a Board of Director for Venture Seismic Ltd. effective as of January 15, 1999.


Regards,

/s/L. Stinn
Leslie Stinn